Exhibit 99.1

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS

THIRD QUARTER 2007 FINANCIAL RESULTS

Company Raises 2007 Segment Profit Guidance

AVON, Conn. — November 2, 2007 — Magellan Health Services, Inc. (Nasdaq:MGLN) today reported net income of $25.1 million, or $.63 per diluted common share, and segment profit of $57.4 million for the third quarter of fiscal year 2007. The Company also said that it now expects to generate segment profit in the range of $215 million to $225 million for 2007.

Financial Results

For the quarter ended September 30, 2007, the Company reported net revenue of $558.1 million and net income of $25.1 million, or $.63 per diluted common share.  For the prior year quarter, net revenue was $429.5 million and net income was $21.2 million or $.54 per diluted common share. Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, income taxes and minority interest) for the current year quarter was $57.4 million, compared with $54.6 million in the prior year quarter.

For the nine months ended September 30, 2007, the Company reported net revenue of $1.50 billion and net income of $62.9 million, or $1.59 per diluted common share.  For the prior year period, the Company reported net revenue of $1.23 billion and net income of $63.8 million, or $1.65 per diluted common share.  Segment profit for the first nine months of 2007 was $157.0 million versus $154.0 million for the prior year period.

See the attached tables detailing the Company’s operating results, including results by segment.

The Company ended the quarter with unrestricted cash and investments of $300.3 million. Cash flow from operations for the nine months ended September 30, 2007 was $152.5 million compared with $132.0 million for the comparable period in the prior year.

Steven J. Shulman, chairman and chief executive officer, said, “In addition to another strong financial performance, certainly a highlight in the quarter was the successful implementation of the Maricopa County public sector contract, which went live on September 1. This effort involved hundreds of Magellan employees whose goal was to ensure a smooth transition for the individuals served by the program, their families and the community as a whole, and I am pleased to report that the feedback from our stakeholders, including our customer, has been very positive. Our success in this effort is indicative of our expertise in implementing large, complex contracts with great care for the people who depend on them, and doing so in a fiscally responsible manner.”

“From a financial standpoint, we are generally very pleased with our results for the quarter. Based on one month of results, the Maricopa contract is performing better than anticipated and costs associated with the start-up have

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been lower than originally estimated. Results for our health plan behavioral business were particularly strong this quarter, while performance for ICORE, our specialty pharmaceuticals segment, continued to lag our expectations. As a result, we are retooling our approach to marketing and sales for ICORE to bolster our efforts to capitalize on the growth opportunity that we continue to believe exists in the specialty drug arena,” Shulman said.

“Again this quarter we generated strong cash flows and continue to maintain a very robust balance sheet. With regard to our capital structure, our strategy remains consistent. We believe strongly that shareholder value over time can best be maximized by continuing Magellan’s expansion and further diversification in the specialty managed care marketplace. Therefore, we remain focused primarily on capital deployment tactics that further that objective, namely acquisition opportunities,” Shulman added.

Outlook

The Company’s previous guidance of segment profit for 2007, including the estimated impact of the Maricopa County contract, was $180 million to $200 million. On the basis of its third quarter performance, the Company now expects to generate full-year segment profit for 2007 in the range of $215 million to $225 million and earnings per diluted common share in the range of $2.13 to $2.39.

Mark S. Demilio, chief financial officer, said, “Our revised guidance for 2007 reflects particularly strong results associated with our behavioral business, due primarily to favorable care trend in the health plan segment and the favorable initial results of the Maricopa contract. Based on our experience in 2007, we believe that the care trend in our health plan segment is now five percent to seven percent.”

“Looking ahead to 2008, we anticipate providing guidance in December as we typically do; however, in the meantime, we have preliminarily estimated the impact of certain factors affecting next year’s results. Such factors include sold new business, including the full-year impact of the radiology risk and Maricopa contracts that were implemented in 2007, and unsold new business to be implemented in 2008, offset by the impact of previously announced contract terminations as well as the net impact of certain rate renewals in the behavioral business. We expect the net impact of these items will result in 2008 segment profit that will be slightly less than our expected segment profit for this year. We will provide more color on these and other items when we provide guidance in December,” Demilio said.

Earnings Results Conference Call

A conference call will be held to discuss the Company’s financial results at 9:30 a.m. Eastern time on Friday, November 2.  To participate in the conference call, interested parties should call 1-888-390-4698 and reference the passcode Third Quarter Earnings and conference leader Steve Shulman approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at the investor relations page of Magellan’s Web site, www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 866-491-9108 and 203-369-1739 (from outside the U.S.).

Those who plan to access the Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission on February 28, 2007, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

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About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of segment profit, net income and earnings per share. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries;  litigation; competition;  operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007 (1)	2006	2007 (1)

Net revenue	$429,487	$558,076	$1,229,016	$1,497,948

Cost and expenses:
Cost of care	271,905	369,008	804,446	957,045
Cost of goods sold	15,212	37,341	15,212	108,052
Direct service costs and other operating expenses (2)	96,661	102,468	276,827	298,482
Equity in earnings of unconsolidated subsidiaries	—	—	(390)	—
Depreciation and amortization	13,096	14,393	35,086	41,550
Interest expense	1,807	1,571	5,497	5,027
Interest income	(4,280)	(6,434)	(13,418)	(17,140)
Gain on sale of assets	—	—	(5,148)	—
	394,401	518,347	1,118,112	1,393,016

Income from continuing operations before income taxes and minority interest	35,086	39,729	110,904	104,932
Provision for income taxes	13,890	14,712	47,169	41,930
Income from continuing operations before minority interest	21,196	25,017	63,735	63,002
Minority interest, net	(40)	(47)	(40)	145
Net income	21,236	25,064	63,775	62,857
Other comprehensive income	186	48	562	40
Comprehensive income	$21,422	$25,112	$64,337	$62,897

Weighted average number of common shares outstanding — basic	37,096	39,193	36,925	38,759
Weighted average number of common shares outstanding — diluted	39,023	39,849	38,569	39,654

Net income per common share — basic	$0.57	$0.64	$1.73	$1.62

Net income per common share — diluted	$0.54	$0.63	$1.65	$1.59

(1)     For a more detailed discussion of Magellan’s results for the quarter ended September 30, 2007, refer to the Company’s Quarterly Report on Form 10-Q which will be filed with the SEC on November 2, 2007, and the live broadcast or taped replay of the Company’s earnings conference call on November 2, 2007, which will be available at www.MagellanHealth.com.

(2)     Includes stock compensation expense of $8,939 and $8,172 for the three months ended September 30, 2006 and 2007, respectively, and $21,033 and $22,662 for the nine months ended September 30, 2006 and 2007, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2006	2007

Cash flows from operating activities:
Net income	$63,775	$62,857

Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(5,148)	—
Depreciation and amortization	35,086	41,550
Equity in earnings of unconsolidated subsidiaries	(390)	—
Non-cash interest expense	1,042	1,042
Non-cash stock compensation expense	21,033	22,662
Non-cash income tax expense	42,232	38,987
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	22,241	(48,339)
Accounts receivable, net	11,125	(3,520)
Other assets	(384)	(9,747)
Accounts payable and accrued liabilities	(19,013)	(5,411)
Medical claims payable and other medical liabilities	(39,602)	51,925
Other	(39)	535
Net cash provided by operating activities	131,958	152,541

Cash flows from investing activities:
Capital expenditures	(14,999)	(31,806)
Acquisitions and investments in businesses, net of cash acquired	(282,806)	(5,277)
Proceeds from sale of assets	22,200	—
Purchase of investments	(29,589)	(100,883)
Maturity of investments	227,534	94,017
Proceeds from note receivable	3,000	—
Net cash used in investing activities	(74,660)	(43,949)

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(18,929)	(20,346)
Proceeds from exercise of stock options and warrants.	8,878	26,717
Other	—	(172)
Net cash (used in) provided by financing activities	(10,051)	6,199
Net increase in cash and cash equivalents	47,247	114,791
Cash and cash equivalents at beginning of period	81,039	163,737
Cash and cash equivalents at end of period	$128,286	$278,528

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2007	2006	2007
Net revenue
- Health Plan	$164,479	$159,692	$481,648	$495,940
- Employer	32,079	31,715	97,316	94,320
- Public Sector	201,586	249,510	598,551	675,703
- Radiology Benefits Management	10,648	72,054	30,806	101,245
- Specialty Pharmaceutical Management	20,695	45,105	20,695	130,740
Total revenue	429,487	558,076	1,229,016	1,497,948

Cost of care
- Health Plan	95,404	85,154	271,577	278,556
- Employer	6,875	6,615	21,942	20,382
- Public Sector.	169,626	223,888	510,927	598,451
- Radiology Benefits Management	—	53,351	—	59,656
Total cost of care	271,905	369,008	804,446	957,045

Cost of goods sold - Specialty Pharmaceutical Management	15,212	37,341	15,212	108,052

Direct service costs
- Health Plan	25,754	23,525	78,169	75,476
- Employer	16,605	15,782	50,879	47,568
- Public Sector	8,928	14,468	26,269	35,015
- Radiology Benefits Management	9,845	14,097	26,760	36,320
- Specialty Pharmaceutical Management	2,631	5,507	2,631	15,733
Total direct services costs	63,763	73,379	184,708	210,112

Other operating expenses - Corporate & Other	32,898	29,089	92,119	88,370

Equity in earnings of unconsolidated subsidiaries - Health Plan	—	—	(390)	—

Stock compensation expense (1)
- Health Plan	(391)	(459)	(957)	(1,352)
- Employer	(94)	(75)	(246)	(343)
- Public Sector	(242)	(313)	(603)	(770)
- Radiology Benefits Management	(353)	(662)	(887)	(1,670)
- Specialty Pharmaceutical Management	(1,308)	(2,330)	(1,308)	(6,483)
- Corporate & Other	(6,551)	(4,333)	(17,032)	(12,044)
Total stock compensation expense	(8,939)	(8,172)	(21,033)	(22,662)

Segment profit (loss)
- Health Plan	43,712	51,472	133,249	143,260
- Employer	8,693	9,393	24,741	26,713
- Public Sector	23,274	11,467	61,958	43,007
- Radiology Benefits Management	1,156	5,268	4,933	6,939
- Specialty Pharmaceutical Management	4,160	4,587	4,160	13,438
- Corporate & Other	(26,347)	(24,756)	(75,087)	(76,326)
Total segment profit	$54,648	$57,431	$153,954	$157,031

Reconciliation of segment profit to income from continuing operations before income taxes and minority interest:
Segment profit	$54,648	$57,431	$153,954	$157,031
Stock compensation expense	(8,939)	(8,172)	(21,033)	(22,662)
Depreciation and amortization	(13,096)	(14,393)	(35,086)	(41,550)
Interest expense	(1,807)	(1,571)	(5,497)	(5,027)
Interest income	4,280	6,434	13,418	17,140
Gain on sale of assets	—	—	5,148	—
Income from continuing operations before income taxes and minority interest	$35,086	$39,729	$110,904	$104,932

Membership
- Health Plan				25.8
- Employer				14.3
- Public Sector				2.3
- Radiology Benefits Management				19.9
Total membership				62.3

(1)     Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.